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                                                                Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Roadway Corporation of our report dated March 2, 2001 relating to the financial statements of Arnold Industries, Inc. (predecessor to Roadway Next Day Corporation) as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 which appears in the Roadway Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
October 11, 2002